Ex. 99.2



      CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.ss.1350



Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Gender Sciences, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 31, 2002 ( the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



December 9, 2002                              /s/ ARNOLD GANS
                                              -----------------------------
                                              Arnold Gans
                                              Chief Financial Officer